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                                                                      Exhibit 23

(LOGO) ERNST & YOUNG LLP  * One Indiana Square             * Phone: 317 681 7000
                            Suite 3400                       Fax:   317 681 7216
                            Indianapolis, Indiana 46204-2094





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-56626) pertaining to the Marsh Supermarkets, Inc. 401(k) Plan of our report dated June 8, 1995, with respect to the financial statements and schedules of the Marsh Supermarkets, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.



                                                  Ernst & Young LLP


June 26, 1995